Exhibit 99.1

Elephant Talk Communications Updates Shareholders on
ValidSoft Divestiture

NEW YORK, March 23, 2016 /PRNewswire/ -- Elephant Talk Communications Corp. (NYSE MKT: ETAK) ("ET" or the "Company"), a provider of cloud-based mobile network solutions, today is providing its shareholders with an update on its divestiture of its wholly-owned subsidiary ValidSoft Limited (together with its wholly-owned subsidiary ValidSoft Limited UK, “ValidSoft”). On March 22, 2016, ET provided Cross River Initiatives LLC (the “Buyer”) with a notice of default on the Binding Letter Agreement dated February 17, 2016 (the “Agreement”) between the Buyer and the Company concerning the proposed purchase of ValidSoft and governing certain important matters relating to the interim financing of ValidSoft’s business and operations. While the Company will not totally foreclose consummating the ValidSoft sale transaction with the Buyer as originally contemplated, the Company will no longer give preference or exclusivity to the Buyer. The Company is working with an investment bank to evaluate strategic options regarding the planned divestiture of ValidSoft.

Hal Turner, Executive Chairman of the Board of ET, commented, "While we continue to have ongoing discussions with the Buyer concerning the proposed purchase of ValidSoft, in the best interest of our shareholders, we cannot extend the Buyer preference or exclusivity. We are working with an investment bank to evaluate strategic alternatives for the asset and remain optimistic that a transaction will be consummated in line with the Company’s stated restructuring activities. Despite the setback in the divestiture of ValidSoft, the Company’s restructuring plan is otherwise progressing on track and further details will be forthcoming on our earnings release and conference call later this month.”

About Elephant Talk Communications Corp.:

Elephant Talk Communications Corp. (NYSE MKT: ETAK) has developed a proprietary software and telecoms platform to provide cloud-based mobile network solutions to Communications Services Providers (MNOs, MVNOs), Enterprise, Government/Education Organizations, Application/Content and Retail Providers.

Elephant Talk was founded by experienced software and telecom professionals to commercialize its pure software-based telecom platform (long before Software Defined Networks (SDN) and network function virtualization (NFV) were recognized concepts). The Company deployed its first virtual network (MVNO) platform for a major mobile carrier in 2008. Elephant Talk’s turnkey mobile services platform is capable of supporting millions of subscribers. The new Executive Management team enhances the Company with a wealth of experience in the telecoms, software and technology sectors and has a proven track record in achieving rapid, financial and commercial growth. Please visit www.elephanttalk.com for more information.

About ValidSoft UK Ltd.:

ValidSoft, a subsidiary of Elephant Talk Communications Corp., secures transactions using personal authentication and device assurance. We enable our customers to enhance their security while improving their user experience, utilizing our multi-factor authentication platform, Voice Biometric engine and Device Trust technology, all of which may be used as 'stand-alone' or integrated into multi-vendor solutions. ValidSoft serves multiple clients across the financial services, government and enterprise sectors and is the only company to have been granted four European Privacy Seals, reflecting its commitment to strong data privacy. Visit: www.validsoft.com.

Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Elephant Talk's plans and objectives, projections, expectations and intentions (including, without limitation, Elephant Talk's plans in regard to its ValidSoft subsidiary). These forward-looking statements are based on current expectations, estimates and projections about Elephant Talk's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Elephant Talk may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Elephant Talk also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Elephant Talk's filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Elephant Talk.

Investor Contact:

Capital Markets Group, LLC

Alan Sheinwald or Valter Pinto

PH: (914) 669-0222

valter@capmarketsgroup.com

www.CapMarketsGroup.com